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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Bausch & Lomb Incorporated of our report dated January 26, 2004 relating to the financial statements and financial statement schedule, which appears in Bausch & Lomb Incorporated's Annual Report on Form 10-K for the year ended December 27, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
November 15, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS